OSAGE FEDERAL FINANCIAL, INC.

                  Federal MHC Subsidiary Holding Company Bylaws


                             ARTICLE I - HOME OFFICE

     The home office of Osage Federal Financial, Inc. (the "MHC Subsidiary Holding Company") shall be at 239 East Main Street, Pawhuska, Oklahoma 74056.

                            ARTICLE II - SHAREHOLDERS

         Section 1. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Subsidiary Holding Company or at such other convenient place as the board of directors may determine.

         Section 2. Annual Meeting. A meeting of the shareholders of the MHC Subsidiary Holding Company for the election of directors and for the transaction of any other business of the MHC Subsidiary Holding Company shall be held annually within 150 days after the end of the MHC Subsidiary Holding Company's fiscal year at such date and time as the board of directors may determine.

         Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the "Office"), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the MHC Subsidiary Holding Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the MHC Subsidiary Holding Company addressed to the chairman of the board, the president, or the secretary.

         Section 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert's Rules of Order unless otherwise prescribed by regulations of the Office or these bylaws or the board of directors adopts another written procedure for the conduct of meetings. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

         Section 5. Notice of Meetings. Written notice stating the place, day, and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the MHC Subsidiary Holding Company as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.


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         Section  6.  Fixing of Record  Date.  For the  purpose  of  determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 20 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

         Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the MHC Subsidiary Holding Company shall make a complete list of the shareholders of record entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the MHC Subsidiary Holding Company and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or the shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in ss. 552.6(d) of the Office's regulations as now or hereafter in effect.

         Section 8. Quorum. A majority of the outstanding shares of the MHC Subsidiary Holding Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

         Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

         Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the MHC Subsidiary Holding Company to the contrary, at any meeting of the shareholders of the MHC Subsidiary Holding Company, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be

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cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         Section 11. Voting of Shares of Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her, without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the MHC Subsidiary Holding Company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the MHC Subsidiary Holding Company nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the MHC Subsidiary Holding Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         Section 12. Cumulative Voting. Shareholders shall not be entitled to cumulate their votes for election of directors.

         Section 13. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by regulations of the Office, the duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         Section 14. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery,

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such  nominations  shall be posted in a conspicuous  place in each office of the
MHC Subsidiary Holding Company. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the MHC Subsidiary Holding Company at least five days prior to the date of the annual meeting. Nominations must also be accompanied by a certification, under oath before a notary public, by each nominee that he meets the eligibility requirements to be a director as set forth in Article III,
Section 16 of these Bylaws. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the MHC Subsidiary Holding Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

         Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the MHC Subsidiary Holding Company at least five days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         Section 16. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter.

                        ARTICLE III - BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the MHC Subsidiary Holding Company shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members. The board of directors may also elect a vice chairman of the board. The board of directors shall designate, when present, the chairman of the board, the vice chairman of the board, or the president to preside at its meetings.

         Section 2. Number and Term. The board of directors shall consist of seven (7) members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

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         Section  4.  Qualification.  Each  director  shall at all  times be the beneficial owner of not less than 100 shares of capital stock of the MHC Subsidiary Holding Company unless the MHC Subsidiary Holding Company is a wholly owned subsidiary of a holding company. A majority of the directors of the MHC Subsidiary Holding Company must, at all times, reside within the State of Oklahoma.

         Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the MHC Subsidiary Holding Company's normal lending territory, as the place for holding any special meeting of the board of directors called by such persons.

         Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

         Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the MHC Subsidiary Holding Company receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice of waiver of notice of such meeting.

         Section 7.  Quorum.  A majority  of the  number of  directors  fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

         Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the Office or by these bylaws.

         Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the MHC Subsidiary Holding Company addressed to the chairman of the board or the president. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board or the president. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

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         Section 11. Vacancies.  Any vacancy occurring on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

         Section 12. Compensation. Directors, as such, may receive a stated salary for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the board of directors may determine.

         Section 13. Presumption of Assent. A director of the MHC Subsidiary Holding Company who is present at a meeting of the board of directors at which action on any MHC Subsidiary Holding Company matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the MHC Subsidiary Holding Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         Section 15. Affiliations With Other Depository Institutions. A person is not eligible to serve as director of the Subsidiary Holding Company if he is a "management official" of another "depository institution" or "depository holding company" as those terms are defined in 12 C.F.R. ss. 563f.2 of the Regulations of the Office. If elected director of the Subsidiary Holding Company, a person may not thereafter serve or agree to serve as a management official of a depository institution or depository holding company unless and until his or her term as director of the Subsidiary Holding Company has expired.

         Section 16. Eligibility Requirements. A person is not eligible to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

         Section 17. Age Limitation. No person 80 years of age or above shall be eligible for election, re-election, appointment or re-appointment to the board of the Subsidiary Holding Company. No director shall serve as such beyond the annual meeting of the Subsidiary Holding Company immediately following

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the director's attainment of 80 years of age. This age limitation does not apply to an advisory or emeritus director.

                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

         Section 1. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

         Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the MHC Subsidiary Holding Company, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the MHC Subsidiary Holding Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the MHC Subsidiary Holding Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         Section  3.  Tenure.  Subject  to the  provisions  of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

         Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

         Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written

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notice to the  presiding  officer or  secretary  of the MHC  Subsidiary  Holding
Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

         Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the MHC Subsidiary Holding Company and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - OFFICERS

         Section 1. Positions. The officers of the MHC Subsidiary Holding Company shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the MHC Subsidiary Holding Company may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         Section 2. Election and Term of Office. The officers of the MHC Subsidiary Holding Company shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The board of directors may authorize the MHC Subsidiary Holding Company to enter into an employment contract with any officer in accordance with regulations of the Office, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this
Article V.

         Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the MHC Subsidiary Holding Company will be served thereby, by such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the board of directors for the unexpired portion of the term.

         Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors.

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         Section 6. Age  Limitation.  No person shall be eligible for  election, reelection, appointment, or reappointment as an officer of the MHC Subsidiary Holding Company if such person is then more than 75 years of age. No officer shall serve beyond the annual meeting of the MHC Subsidiary Holding Company immediately following the officer's attainment of 75 years of age.

                          ARTICLE VI - INDEMNIFICATION

         The MHC Subsidiary Holding Company shall indemnify its directors, officers, and employees in accordance with the following requirements:

         (a) Definitions and rules of construction.

               (1)  Definitions for purposes of this Article.

                      (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

                     (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

                    (iii) Final judgment. The term " final judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

                     (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

               (2) Use of References. References in this Article to any individual or other person, including the MHC Subsidiary Holding Company, shall include legal representatives, successors, and assigns thereof.

         (b) General.  Subject to 12 C.F.R.  ss. 545.121,  12 U.S.C. ss. 1821(k)
and paragraph (c) of this Article, the MHC Subsidiary Holding Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the MHC Subsidiary Holding Company for:

               (1) Any amount for which that person becomes liable under a judgment in such action; and

               (2) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article if he or she attains a favorable judgment in such enforcement action.

         (c) Requirements. Indemnification shall be made to such person under paragraph (b) of this Article only if:

               (1)  Final judgment on the merits is in his or her favor; or

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               (2)  In case of:

                    (i)  Settlement,

                   (ii)  Final judgment against him or her, or

                  (iii) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the MHC Subsidiary Holding Company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the MHC Subsidiary Holding Company.

                        However, no indemnification shall be made unless the MHC Subsidiary Holding Company gives the Office at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Director of the Office advises the MHC Subsidiary Holding Company in writing, within such notice period, of its objection thereto.

         (d) Insurance. The MHC Subsidiary Holding Company may obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. However, the MHC Subsidiary Holding Company may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

         (e) Payment of Expenses. If a majority of the directors of the MHC Subsidiary Holding Company concludes that, in connection with an action, any person ultimately may become entitled to indemnification under this Article, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this paragraph (e) shall prevent the directors of the MHC Subsidiary Holding Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the MHC Subsidiary Holding Company. Before making advance payment of expenses under this paragraph
(e), the MHC Subsidiary Holding Company shall obtain an agreement that the MHC Subsidiary Holding Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

         (f) Exclusiveness of provisions. The MHC Subsidiary Holding Company shall not indemnify any person referred to in paragraph (b) of this Article or obtain insurance referred to in paragraph (d) of this Article other than in accordance with this Article. However, if Section 545.121 of the Office's Regulations (12 C.F.R. ss. 545.121) is amended, the MHC Subsidiary Holding Company shall indemnify its officers and employees in accordance with the revised provisions of Section 545.121.

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              ARTICLE VII - CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         Section 1. Contracts. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the MHC Subsidiary Holding Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the MHC Subsidiary Holding Company. Such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the MHC Subsidiary Holding Company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the MHC Subsidiary Holding Company shall be signed by one or more officers, employees, or agents of the MHC Subsidiary Holding Company in such manner as shall from time to time be determined by the board of directors.

         Section 4. Deposits. All funds of the MHC Subsidiary Holding Company not otherwise employed shall be deposited from time to time to the credit of the MHC Subsidiary Holding Company in any duly authorized depositories as the board of directors may select.

            ARTICLE VIII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of capital stock of the Subsidiary Holding Company shall be in such form as shall be determined by the board of directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the MHC Subsidiary Holding Company authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar other than the MHC Subsidiary Holding Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the MHC Subsidiary Holding Company. All certificates surrendered to the MHC Subsidiary Holding Company for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the MHC Subsidiary Holding Company as the board of directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of capital stock of the MHC Subsidiary Holding Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the MHC Subsidiary Holding Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the MHC Subsidiary Holding Company shall be deemed by the MHC Subsidiary Holding Company to be the owner for all purposes.

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                     ARTICLE IX - FISCAL YEAR; ANNUAL AUDIT

         The fiscal year of the MHC Subsidiary Holding Company shall end on the 30th day of June of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                              ARTICLE X - DIVIDENDS

         Subject to the terms of the MHC Subsidiary Holding Company's charter and the regulations and orders of the Office, the board of directors may, from time to time, declare, and the MHC Subsidiary Holding Company may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE XI - CORPORATE SEAL

         The board of directors shall provide a MHC Subsidiary Holding Company seal which shall be two concentric circles between which shall be the name of the MHC Subsidiary Holding Company. The year of incorporation or an emblem may appear in the center.

                            ARTICLE XII - AMENDMENTS

         These bylaws may be amended in a manner consistent with regulations of the Office and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the MHC Subsidiary Holding Company at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the MHC Subsidiary Holding Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

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